Exhibit 10.3

This document has been prepared by:

South Dakota Board of Economic Development

c/o BankWest, Inc.

PO Box 998,

Pierre, SD 57501

605/945-3703

Attn: Mandy Kuipers

REDI Loan Number 11-04-A

STATE OF SOUTH DAKOTA

BOARD OF ECONOMIC DEVELOPMENT

MORTGAGE - ONE HUNDRED EIGHTY DAY REDEMPTION

THIS MORTGAGE is made this 2nd day of November, 2011, by Manitex Load King, Inc. of 701 East Rose St., Elk Point, SD 57025, Union County, South Dakota, hereinafter referred to as MORTGAGOR, to the SOUTH DAKOTA BOARD OF ECONOMIC DEVELOPMENT, of 711 East Wells Avenue, HUGHES County, State of SOUTH DAKOTA, 57501, whose principal office is at PIERRE, HUGHES County, State of South Dakota, hereinafter referred to as MORTGAGEE.

WITNESSETH: That in consideration of the advance of the principal sum as stated herein plus all future and additional advances together with interest thereon, and in consideration of any future and additional advances made to Mortgagor at Mortgagee's option, Mortgagor does hereby mortgage, grant, bargain, release, assign, transfer and convey to Mortgagee the real property and premises (the “Premises”) described in Exhibit A attached hereto, and by this reference incorporated herein, together with all buildings, fixtures and improvements now or hereafter erected thereon, all hereditaments and appurtenances, and all rights and interests thereunto belonging or appertaining, including rights of homestead, and all contingent rights and estates of the Mortgagor in and to said Premises, it being the intention of Mortgagor to mortgage an absolute title in fee in and to said Premises in favor of the Mortgagee, to include all of the right, title and interest of Mortgagor in said property now owned or hereafter acquired, all easements and servient estates appurtenant thereto, rents, issues, uses, profits and right to possession, and all fixtures and crops raised or placed thereon.

Mortgagor warrants that Mortgagor is the owner in fee and is lawfully seized of said Premises; that the Premises are free and clear from all encumbrances and liens whatsoever, except for any permitted encumbrances as attached in Exhibit B. Mortgagor hereby covenants to warrant and defend the title to said Premises against any and all claims and demands of all persons whomsoever. Mortgagor hereby relinquishes and waives all rights of homestead in the Premises.

THE PARTIES AGREE THAT THE PROVISIONS OF THE ONE HUNDRED EIGHTY DAY REDEMPTION MORTGAGE ACT GOVERN THIS MORTGAGE.

In the event Mortgagee elects to foreclose by action in state court, the holder of the certificate of sale may apply to the court for a reduction of the 180-day redemption period if the property has been abandoned by the Mortgagor. If, after notice to the parties as the court directs, the court finds the property has been abandoned, the redemption period may be reduced. The redemption period may not be reduced to less than sixty (60) days from the date of recording the certificate of sale. There is hereby granted to Mortgagee a power of sale for the purposes of SDCL Chapter 21-49.

This Mortgage is given by the Mortgagor as security for the following:

A. Payment by Mortgagor to the Mortgagee of the principal sum of $857,500 together with interest thereon, according to the terms of a certain Promissory Note dated the date hereof with final payment due November 2nd, 2016, given by Mortgagor to Mortgagee, and any other Loan Documents or other instruments executed in refinancing, extending or renewing said indebtedness or any part thereof, all payable according to the terms of said Promissory Note, Loan Documents and other instruments;

B. The repayment in full by Mortgagor of any and all future and additional advances which may be made by Mortgagee at its option, at the request of and to or for the account of Mortgagor, for any purposes, whether or not the obligation created by such future advances related to the transaction evidenced by the Promissory Note or Loan Documents and whether or not such an advance is presently contemplated by the parties; repayment to be made as provided in the Promissory Note, Loan Documents or in such other instruments; provided, further, that THIS PARAGRAPH SHALL NOT CONSTITUTE A COMMITMENT TO MAKE FUTURE OR ADDITIONAL ADVANCES IN ANY AMOUNT;

C. The repayment in full by Mortgagor of all amounts advanced by Mortgagee, at its option, to or on behalf of Mortgagor as protective disbursements, as authorized in this Mortgage or in the Loan Agreement, or any other Loan Document, together with interest on all such advances, all payable as provided in this Mortgage, the Promissory Note, or other Loan Document or other instrument which may be taken to evidence such advance(s) or any part thereof;

D. The payment in full by Mortgagor of any damages, including liquidated damages, awarded or imposed pursuant to the Loan Agreement or the Employment Agreement between the parties made in connection with the Loan secured hereby.

E. The payment by Mortgagor of all other present or future, debts and liabilities of Mortgagor to Mortgagee of any nature whatsoever.

This Mortgage is made pursuant to a certain Revolving Economic Development and Initiative (REDI) Fund Loan Agreement dated the date hereof (the "Loan Agreement"), by and between the Mortgagor and MORTGAGEE, pursuant to SDCL Chapters 1-16G and 1-33, as amended, and Rules and Regulations Article 68:02, Administrative Rules South Dakota (ARSD), the terms and provisions of which are hereby incorporated by reference. BED has entered into a Loan Servicing Agreement with BankWest, Inc., a, state chartered financial institution of Pierre, South Dakota (BankWest), whereby BankWest will act as BED's agent for purposes of closing, funding, receiving payment and servicing the BED Loan with the Borrower, and under which BankWest may take any and all such action on behalf of BED consistent with the terms of the Loan Servicing Agreement and the Borrower's BED Loan Documents including this Mortgage.

Mortgagor covenants and agrees with the Mortgagee as follows:

A. To pay all taxes, assessments, rents, or governmental or municipal charges, fines, rates, fees or charges levied, imposed, or charged against the Premises or the project, before the same shall become delinquent, and to pay when due all liens, judgments, or other assessments which may lawfully be assessed against the property herein mortgaged, and the rental charges upon any leases assigned as additional security.

B. To insure and keep insured building and other improvements now or which may hereafter be placed on said Premises, if any, for the benefit of the Mortgagee, against loss by fire, wind, and other hazards, casualties and contingencies, with such insurers licensed to do business in the State, in such amounts, and against such risks as are customary in the State for entities of the same or similar size and type as the Mortgagor, and similarly situated with Premises and facilities of the Project's type, and provide proof of such coverage to BED. Each policy shall provide that such insurance will be payable to Mortgagee as its interest may appear. Each policy must provide that it cannot be canceled without prior written notice of cancellation. In the event of cancellation the Mortgagor will promptly obtain replacement insurance with the same or substantially similar coverage and provide proof of such coverage to BED. In the event of renewal, replacement or changes in coverage, the Mortgagor will promptly provide written notice of such changes to BED. In the event of loss,the proceeds received by Mortgagee may, at Mortgagee's option be used for the reconstruction of the destroyed or damaged improvements or, if not so applied, may, at the option of the Mortgagee, be applied to the payment of any indebtedness matured or unmatured, secured by this Mortgage.

C. To keep the Premises in good condition and repair, as the same may now be or may hereafter be replaced, ordinary wear and tear excepted; to permit no mechanic's or other lien or encumbrance thereon except a mortgage to Home Federal Bank in a shared first lien position with this Mortgage; or to commit or permit no impairment of the value of this security. Mortgagor shall not commit or suffer waste to be committed on the Premises, and in event of such waste the Mortgagee, in addition to any other available remedy, shall be entitled immediately to restrain the same by injunction or other appropriate proceeding. Mortgagor warrants that the Premises will not be used for any unlawful purpose or permitted to become a nuisance; not to cut or remove, or permit to be cut or removed, any wood or timber from said real property except in the ordinary course of Mortgagor’s business.

D. That no structure, fixture, or improvement of any kind whatsoever, now or hereafter in or on the mortgaged Premises, shall be removed, replaced, or substantially altered without the Mortgagee's written consent, except for that property which in the good faith opinion of the Mortgagor is obsolete, outmoded, worn out, is being replaced, or otherwise is not needed for the operation of the Project. If at any time all or any portion of the above-described Premises shall be taken or damaged by condemnation proceedings under the power of eminent domain, all compensation awarded, net of any expenses, shall be paid directly to Mortgagee and, at Mortgagee’s option, applied to the indebtedness hereby secured.

E. That in the event Mortgagor fails to pay when due any taxes, rental charges upon any leases assigned as additional security for this Mortgage, liens, judgments, or assessments lawfully assessed against the Premises hereby mortgaged, or governmental or municipal charges, fines, rates, fees or charges levied, imposed, or charged against the Premises before the same become delinquent, or fails to maintain insurance as hereinabove provided, Mortgagee may do so, at its sole option, and without the obligation to do so, as a protective disbursement and the amount so paid, together with interest at the current rate of the Mortgagee at the time the Mortgagee makes such payment, shall, from the date of payment be added to and deemed a part of the indebtedness secured hereby, and shall be due and payable on demand by the Mortgagee; provided, however, that the advancement by Mortgagee of any sum pursuant to this paragraph shall in no manner relieve Mortgagor of any obligations incurred under this Mortgage nor limit the right of Mortgagee to declare a default by Mortgagor and to exercise all rights and remedies as set forth herein in the event of default. Further, in the event Mortgagor fails to abide by the terms of this paragraph E, Mortgagee may, with or without making a protective disbursement as provided herein, increase the interest rate otherwise provided for to the default interest rate set out in paragraph F below, which default interest rate shall apply to the entire principal balance then outstanding until such time as the default is cured.

F. In the case of default by the Mortgagor in the payment of the principal sum, or any part thereof, or interest thereon at the time or times as specified for the payments hereof, or in the case of default in the payment of said advances or in the case of any breach of any covenant or agreement contained in this Mortgage, the Loan Documents, or the Promissory Note, or related mortgages, documents and notes, or in the event of the failure of the Mortgagor to promptly pay, when due, any taxes, charges, liens, assessments, or encumbrances, or in the event of the insolvency of the Mortgagor, the Mortgagee may at its option declare this Mortgage to be in default and the total indebtedness secured by this Mortgage, including principal and interest, shall be immediately due and payable upon twenty (20) days’ written notice to the Mortgagor, and this Mortgage may be foreclosed by action, or by advertisement as provided by statute or the rules or powers relating thereto, including any amendments thereof, and this paragraph shall be deemed as authorizing and constituting power of sale as mentioned in said statutes or rules or any amendments thereof. In addition, Mortgagee may exercise any other or additional remedy set forth in any of the Loan Documents or other agreements between the parties made in connection with this Mortgage. If any sum payable hereunder is not paid when due or in the event of a default upon any term, covenant or condition of any of the Loan Documents, then the entire outstanding principal balance shall thereafter bear interest until paid or until the default is cured to BED’s satisfaction at a fixed rate three percentage points higher than the prime rate of interest published weekly in the Wall Street Journal, as published at the time of default. Mortgagee may waive any default without waiving any other subsequent or prior default by Mortgagor.

G. To the extent permitted by law, Mortgagor agrees that in case of any action, or in any proceedings in any court, to collect any sums payable under or secured by this Mortgage, or to protect the lien or title herein of the Mortgagee, or in any other case permitted by law, including foreclosure by action or by advertisement, in which attorney fees may be collected from Mortgagor or charged upon the above described property, to pay Mortgagee's reasonable attorney fees and actual disbursements necessarily incurred in the course of said action.

H. In the event the mortgaged Premises or any portion thereof are sold, divested, transferred, relinquished, or in the event the Mortgagor should lose their right, title or interest in the security herein described, or any portion thereof during the term of this Mortgage, whether voluntarily or by operation of law, without the prior written consent of the Mortgagee, the entire indebtedness remaining unpaid and owing together with interest thereon, including advances for any purpose may at the option of the Mortgagee, be declared immediately due and payable and this Mortgage may then be foreclosed by action or by advertisement, as provided by statute or the rules or powers relating thereto.

I. In the event of default in the payment of any of the obligations described in this Mortgage, and subject to the rights of any other mortgagee with a lien position shared with Mortgagee, Mortgagor hereby assigns to Mortgagee all of Mortgagor's interest in and to all rents, issues, uses, growing crops, profits, royalties, or lease payments due to Mortgagor from use or occupancy of any part of the Premises secured by this Mortgage; this assignment shall also pertain to all royalties, rents, or profits, due to Mortgagor for any oil, gas, mineral, or other subsurface interest in and to the above described Premises; all rents profits, lease payments, or royalties received by Mortgagee hereunder shall be applied to the indebtedness secured by this Mortgage.

J. In the case of foreclosure of this Mortgage, at any time after the commencement of an action of foreclosure or at any time after the commencement of foreclosure by advertisement, or during any period of redemption, subject to the rights of any other mortgagee with a lien position shared with Mortgagee, Mortgagee is authorized to appoint a receiver to take possession of the Premises if the Premises have been abandoned, or to have a receiver appointed by the court upon other sufficient proof being established therefor, said receiver to take immediate possession of the above described property, and of all the rents or profits accruing therefrom, and to rent or cultivate the same as the receiver may deem best for the interest of all parties concerned, and be liable to account to Mortgagor only for the net profits, after application of rents, issues and profits upon the expenses and costs of the receivership and foreclosure and upon the indebtedness, costs and expenses hereby secured or herein mentioned.

K. Further, in the event of any action by Mortgagee to enforce the collection of the mortgage debt, Mortgagor agrees that any expense incurred to procure or extend an abstract of title, policy of title insurance or other lien search, shall, when paid by Mortgagee, become a part of the debt secured hereby, and shall be paid by Mortgagor together with all taxable costs of such action

L. In the case of any default the Mortgagee shall have the privilege, without declaring the whole indebtedness due and payable, to foreclose on account of such specific default for such sums as are in default and such foreclosure proceedings may be had and the Premises described herein may be sold, subject to the unpaid indebtedness hereby secured, and this Mortgage shall continue as a lien for any unpaid balance. If the Mortgagee waives the right to accelerate, or any other right hereunder, such a waiver shall not constitute a waiver of the right to rescind, or any other remedy available to the Mortgagee, nor shall it be construed as a waiver of such rights in the event of subsequent defaults. No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other available remedy, but each and every remedy shall be cumulative and in addition to every other remedy given under this Mortgage and the Loan Agreement, or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed as a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In the event that any breach by the Mortgagor is specifically waived in writing by the Mortgagee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other or subsequent breach.

M. Subject to the rights of any other mortgagee with a lien position shared with Mortgagee, any moneys collected by the Mortgagee pursuant to foreclosure under this Mortgage shall be applied first, to pay Mortgagee’s attorney’s fees and other expenses of collection; second, to interest due on the BED Loan; third, to principal due on the BED Loan; fourth, to the payment of liquidated damages and other amounts due on the BED Loan, whether pursuant to the Employment Agreement or otherwise; fifth, to the payment of junior lienholders, if any; and sixth, the balance remaining, if any, shall be paid into the court to be disbursed as ordered by the court.

Mortgagor will comply with all statutes, ordinances, and governmental regulation affecting the Premises, and if Mortgagor neglects or refuses to so comply, and such failure or refusal has not been corrected within 15 days of receipt of written notice, the entire balance of the principal sum secured hereby, together with all accrued interest thereon, will, at Mortgagee’s sole option, immediately become due and payable.

This Mortgage shall be governed by and construed in accordance with the laws of the State of South Dakota. Terms used herein and defined in the Loan Agreement shall have the same meaning as set forth in the Loan Agreement unless the context clearly requires otherwise.

This Mortgage may not be modified or amended except by mutual consent expressed in writing, which writing shall be expressly identified as a part hereof, and which writing shall be signed by an authorized representative of each of the parties hereto.

Any notice provided for herein shall be deemed given when transmitted as provided in Section 13 of the Loan Agreement.

The covenants in this Mortgage shall be deemed to be severable; in the event that any portion of this Mortgage is determined to be void or unenforceable, that determination shall not affect the validity of the remaining portions of the Mortgage.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this instrument has been executed the day and year first above written.

Manitex Load King, Inc.

(SEAL)	BY:	/s/ David H. Gransee
	ITS:	Vice President
Title

ATTEST

BY:	/s/ David J. Langevin
ITS:	President
Title

NOTE: Corporate Borrowers must execute Mortgage, in corporate name, by duly authorized officer, and seal must be affixed and duly attested;

CORPORATE ACKNOWLEDGMENT

STATE OF Illinois                     )

                                                       ) SS

COUNTY OF Cook                         )

On this the 2 day of November, 2011, before me, the undersigned, personally appeared David H. Gransee and David J. Langevin known to me to be the Vice President and President respectively, of the corporation that is described in and that executed the within instrument, having authority to execute such instrument and acknowledged to me that such corporation executed the same.

In witness whereof I hereunto set my hand and official seal.

/s/ Dody A. Lesniak
Notary Public

(SEAL)

Notary Print Name: Dody A. Lesniak

My Commission Expires: 12/14/13

EXHIBIT A

TO MORTGAGE

LEGAL DESCRIPTION

Parcel 1: Load King Tracts 1 and 2, Blocks 20 and 19, Weston and Hoffman's Addition to Elk Point, all of vacated Wood Street in Elk Point lying Northeasterly of the Railroad right-of-way of the South Dakota Railroad Authority; all of vacated High Street in Elk Point lying Southeasterly of Elm Street; Block 18, Weston and Hoffman's Addition to Elk Point; all of vacated alley in Block 18, Weston and Hoffman's Addition to Elk Point; all of the vacated Southeasterly 10 feet of Elm Street adjacent to and between said Load King Tract 1 and said Block 18 extending from the Southwesterly line of said Load King Tract 1 extended Northwesterly to the Northeasterly line of said Block 18 extended Northwesterly; all of Fractional Block 55, Weston and Hoffman's Addition to Elk Point; and Lot X in the Northwest Quarter of the Southeast Quarter of Section 19, Township 91 North, Range 49, West of the 5th P.M., City of Elk Point, all in Union County, South Dakota, according to the recorded plat thereof;

Parcel 2: All of Fractional Block 8, Weston and Hoffman's Addition to Elk Point; all of the vacated alley in Fractional Block 8, Weston and Hoffman's Addition to Elk Point; Fennel Tract 2 in the Southwest Quarter of the Northeast Quarter of Section 19, Township 91 North, Range 49, West of the 5th P.M.; all of the vacated Southeasterly 10 feet of Elm Street adjacent to said Fractional Block 8 extending from the Southwesterly line of said Fractional Block 8 extended Northwesterly to the Westerly line of said Fennel Tract 2; Lot Y in the Northwest Quarter of the Southeast Quarter of Section 19, Township 91 North, Range 49, West of the 5th P.M., City of Elk Point, all in Union County, South Dakota, according to the recorded plats thereof;

Parcel 3: Lot A in the Northeast Quarter of the Southeast Quarter of Section 19, Township 91 North, Range 49, West of the 5th P.M., City of Elk Point, all in Union County, South Dakota, according to the recorded plats thereof;

Parcel 4: Lots 9, 10, 11 and 12; and Lots 7 and 8, less the North 50 Feet thereof, all in Block 15, Weston and Hoffman's Addition, City of Elk Point, including the Southerly 12 Feet of the vacated alley traversing Block 15 adjacent thereto and including the East 10 Feet of vacated Pearl Street adjacent thereto, Union County, South Dakota, according to the recorded plat thereof; and

Parcel 5: The East 3 feet of the North 25 feet and the East 13 feet of the South 25 feet of the North 50 feet of Lot 8, Block 15, Weston and Hoffman's Addition, City of Elk Point, including the Southerly 12 Feet of the vacated alley traversing Block 15 adjacent thereto, Union County, South Dakota, according to the recorded plat thereof;

ACKNOWLEDGEMENT OF EXHIBIT A TO MORTGAGE

Manitex Load King, Inc.

BY:	/s/ David H. Gransee
ITS:	Vice President

EXHIBIT B

TO

MORTGAGE

PERMITTED ENCUMBRANCES

Easement dated November 3, 1948, executed by James N. Fennel and Grace Fennel, to the Northwestern Bell Telephone Company, filed on March 14, 1949 at 1:00 p.m. and recorded in Book 14 of Miscellaneous on page 272. Covering a portion of Parcel 2 described as “Fennel Tract 2”.

Transmission Line Right-of-Way Easement dated February 6, 1967, executed by Della McClain to East River Electric Power Co-operative, Inc., filed on February 14, 1967 at 9:30 a.m. and recorded in Book 18 of Miscellaneous on page 54A. Covering portions of Parcels 1, 2 and 3 described as NW4SE4, 19-91-49.

That certain Mortgage One Hundred Day Redemption made by Mortgagor to Home Federal Bank of even date hereof, to be recorded with the Davison County Register of Deeds, which mortgage shall be subject to a Lender Parity Agreement between Home Federal Bank and the South Dakota Board of Economic Development.

ACKNOWLEDGEMENT OF EXHIBIT B TO MORTGAGE

Manitex Load King, Inc.

BY:	/s/ David H. Gransee

ITS:	Vice President